Exhibit 10.1

MICROVISION, INC.

INDEPENDENT DIRECTOR
STOCK OPTION PLAN

MICROVISION, INC.
INDEPENDENT DIRECTOR STOCK OPTION PLAN

Table of Contents

1.       Purpose

2.       Administration

2.1     Procedures

2.2     Powers

2.3     Limited Liability

2.4     Securities Exchange Act of 1934

3.       Stock Subject to This Plan

4.       Eligibility

5.       Independent Director Stock Options

5.1     Awards

5.2     Exercise Price

5.3     Vesting

5.4     Nontransferability

5.5     Termination of Options

(a) Generally

(b) Disability or Death

(c) Failure to Exercise Option; Expiration

6.       Option Agreements

7.       Exercise

7.1     Procedure

7.2     Payment

7.3     Withholding

7.4     Conditions Precedent to Exercise

8.       Foreign Qualified Grants

9.       Adjustments On Changes in Capitalization

9.1     Stock Splits, Capital Stock Adjustments

9.2     Effect of Certain Events

(a) Change in Control

(b) Liquidation; Dissolution

(c) Recapitalizations

9.3     Fractional Shares

9.4     Determination of Board to Be Final

10.     Securities Regulations

11.     Amendment and Termination

11.1   Plan

11.2   Automatic Termination

12.     Miscellaneous

12.1   Time of Granting Options

12.2   No Status as Shareholder

12.3   Reservation of Shares

13.     Effectiveness of This Plan

          1.          Purpose.  The purpose of the Independent Director Stock Option Plan (the “Plan”) is to provide a means by which Microvision, Inc. (the “Company”), may attract and retain the best available personnel as non-employee directors of the Company (“Independent Directors”) and of its subsidiaries and to provide added incentive to such persons by increasing their ownership interest in the Company.

          2.          Administration.  This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if the Board shall authorize a committee of the Board to administer this Plan, by such committee to the extent so authorized; provided, however, that only the Board of Directors may suspend, amend or terminate this Plan as provided in Section 11.1.  The administrator of this Plan is referred to as the “Plan Administrator.”

                    2.1          Procedures.  The Board of Directors shall designate one member of the Plan Administrator as chairman.  The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall constitute valid acts of the Plan Administrator.

                    2.2          Powers.  Subject to the specific provisions of this Plan, the Plan Administrator shall have the authority, in its discretion:  (a) to grant the stock options described in Section 5; (b) to determine, in accordance with Section 5.2 of this Plan, the exercise price per share of options; (c) to interpret this Plan; (d) to prescribe, amend and rescind rules and regulations relating to this Plan; (e) to determine the terms and provisions of each option granted and, with the consent of the Optionee, modify or amend each option; (f) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (g) to waive or modify any term or provision contained in any option applicable to the underlying shares of common stock of the Company (the “Common Stock”); (h) to authorize any executive officer to execute on behalf of the Company any instrument required to effectuate the grant of an option; and (i) to make all other determinations deemed necessary or advisable for the administration of this Plan.  The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any option issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Plan Administrator shall be conclusive and binding on all interested parties.  The Plan Administrator may delegate administrative functions to individuals who are officers or employees of the Company.

                    2.3          Limited Liability.  No member of the Board of Directors or the Plan Administrator or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself.  Subject only to compliance with the explicit provisions hereof, the Board of Directors and Plan Administrator may act in their absolute discretion in all matters related to the Plan.

                    2.4          Securities Exchange Act of 1934.  At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with Rule 16b-3 adopted under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, proposed and final, thereunder, as all may be amended from time to time.

          3.          Stock Subject to This Plan.  Subject to adjustment as provided below and in Section 9 hereof, the stock subject to this Plan shall be the Common Stock, and the total number of shares of Common Stock to be delivered on the exercise of all options granted under this Plan shall not exceed 150,000 shares as such Common Stock was constituted on the date on which this Plan was first adopted by the Board of Directors as set forth on the last page hereof.  If any option granted under this Plan expires, is surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan, including for replacement options that may be granted in exchange for such surrendered, canceled or terminated options.  Shares issued on exercise of options granted under this Plan may be subject to restrictions on transfer, repurchase rights or other restrictions as determined by the Plan Administrator.

          4.          Eligibility.  The Plan Administrator shall award options to any current or future Independent Director of the Company, and may award options to any current or future non-employee director of any subsidiary thereof.  As used in this Plan, the term “subsidiary” of the Company shall mean any corporation or other business entity in which the Company owns, directly or indirectly, stock or other equity interests equal to 50% or more of the total combined voting power of all classes of stock or other equity interests thereof.  To the extent that the Plan Administrator awards options hereunder to a non-employee director of any subsidiary of the Company, the term “Independent Director” as used herein shall refer to such person and the term “Company,” as required by the context, shall refer to the subsidiary and not to Microvision, Inc.  Any party to whom an option is granted under this Plan is referred to as an “Optionee.”

          5.          Independent Director Stock Options.

                    5.1          Awards.  The Plan Administrator shall grant to each Independent Director an option to purchase 5,000 shares of Common Stock on the date upon which he or she is elected, re-elected or appointed to the Board of Directors of the Company.

                    5.2          Exercise Price.  The exercise price of options issued under the Plan will be the average closing price of the Company’s Common Stock as reported on the Nasdaq National Market or, if the Common Stock is no longer listed thereon, such other principal exchange or market (including the over-the-counter market) for the Company’s Common Stock, during the ten trading days prior to the date of grant.

                    5.3          Vesting.  To ensure that the Company will achieve the purposes of and receive the benefits contemplated in this Plan, options granted pursuant to the Plan will vest in full as of the earlier of (i) the day prior to the date of the Company’s Annual Meeting of Shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as an Independent Director of the Company or is employed by the Company or a subsidiary of the Company as of such vesting date.

                    5.4          Nontransferability.  Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process, and shall be exercisable during the Optionee’s lifetime only by the Optionee.  Any purported transfer or assignment in violation of this provision shall be void.

                    5.5          Termination of Options.

          (a)  Generally.  Unless earlier termination results from the application of the provisions of this Section 5.5, each option granted hereunder shall expire and all rights of the Optionee thereunder shall cease and terminate on the tenth anniversary of the date of its grant.

          (b)  Disability or Death.  If an Optionee is unable to continue his or her service as an Independent Director of the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code) or death, all unvested options issued under the Plan to such Optionee will become vested immediately as of the date of disability or death.  In such an event, the option may be exercised at any time before the earlier of (i) the expiration date of the option or (ii) 12 months after the date of (x) permanent and total disability or (y) death (by the person or persons to whom such Optionee’s rights under the option shall pass by the Optionee’s will or by the applicable laws of descent and distribution), for up to the full number of shares of Common Stock covered thereby.

          (c)  Failure to Exercise Option; Expiration.  To the extent that an Optionee fails to exercise an option within the period provided in this Section 5.5, all rights to purchase shares of Common Stock pursuant to such options shall cease and terminate.

          6.          Option Agreements.  Options granted under this Plan shall be evidenced by written stock option agreements (the “Option Agreements”) that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are consistent with this Plan.  All Option Agreements shall include or incorporate by reference the applicable terms and conditions contained in this Plan.

          7.          Exercise.

                    7.1            Procedure.  Subject to Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased on any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of 100 shares shall not be changed by any transaction or action described in Section 9 unless the Plan Administrator determines that such a change is appropriate).  Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is exercised, together with payment in full of the exercise price and any applicable withholding taxes.

                    7.2            Payment.  Payment of the option exercise price shall be made in full when the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be by personal, bank certified or cashier’s check or through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations, for the shares of Common Stock being purchased.  The Plan Administrator may determine at any time before exercise that additional forms of payment will be permitted.

                    7.3            Withholding.  Before the issuance of shares of Common Stock on the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations.  The Company may withhold any distribution in whole or in part until the Company is so paid.  The Company shall have the right, subject to applicable law, to withhold such amount from any other amounts due or to become due from the Company to the Optionee, or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company, to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.

                    7.4          Conditions Precedent to Exercise.  The Plan Administrator may establish conditions precedent to the exercise of any option, which shall be described in the relevant Option Agreement.

          8.          Foreign Qualified Grants.  Options under this Plan may be granted to Independent Directors of the Company who reside in foreign jurisdictions.  The Board of Directors may adopt supplements to the Plan as needed to comply with the applicable laws of such foreign jurisdictions and to give Optionees favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement on terms more beneficial to such Optionees than those permitted by this Plan.

          9.          Adjustments On Changes in Capitalization.

                    9.1          Stock Splits, Capital Stock Adjustments.  The aggregate number of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and each such option shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.

                    9.2          Effect of Certain Events.

          (a)  Change in Control.  In the event of a Change in Control (hereinafter defined), any unvested options issued under the Plan will vest automatically upon the closing of the event causing the Change in Control.  For the purpose of this Section 9.2, a “Change in Control” means the sale of more than 50% of the voting control of the Company or its business to a third party, whether by means of merger, triangular merger, consolidation, sale of stock, sale of assets or similar transaction, but excluding (i) any transaction among affiliated persons that does not result in a material change in ultimate ownership of the Company by individuals, or (ii) any transaction for the principal purpose of funding the operations of the Company.

          (b)  Liquidation; Dissolution.  If the Company is liquidated or dissolved, options shall be treated in accordance with Section 9.2(a).

          (c)  Recapitalizations.  If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, (other than in the case of a Change in Control) appropriate adjustment shall be made by the Company in the number and kind of shares issuable on exercise of the Options granted hereunder, so that the Optionee's proportionate interest before and after the occurrence of the event is maintained.

                    9.3          Fractional Shares.  If the number of shares covered by any option is adjusted, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                    9.4          Determination of Board to Be Final.  All adjustments under this Section 9 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          10.          Securities Regulations.

                    Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder.  The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                    As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws.  The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation.  The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws.  THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER.

          11.          Amendment and Termination.

                    11.1          Plan.  The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, the approval of the Company’s shareholders is necessary within twelve months before or after the adoption by the Board of Directors of any amendment that will:

          (a)      increase the number of shares of Common Stock to be reserved for the issuance of options under this Plan;

          (b)      permit the granting of stock options to a class of persons other than those now permitted to receive stock options under this Plan; or

          (c)      require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

                    11.2          Automatic Termination.  Unless earlier suspended or terminated by the Board, the Plan will continue in effect until the earlier of: (i) ten years from the date on which it was adopted by the Board, or (ii) the date on which all shares available for issuance under the Plan have been issued.  No option may be granted after such termination or during any suspension of this Plan.  The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

          12.          Miscellaneous.

                    12.1          Time of Granting Options.  The date of grant of an option shall, for all purposes, be the date on which the Independent Director is elected, re-elected or appointed to the Board of Directors of the Company, and the execution of an Option Agreement and the conditions to the exercise of an option shall not defer the date of grant.

                    12.2          No Status as Shareholder.  Neither the Optionee nor any party to which the Optionee’s rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable on the exercise of any option granted under this Plan unless and until such option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.

                    12.3          Reservation of Shares.  The Company, during the term of this Plan, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

          13.          Effectiveness of This Plan.  This Plan shall become effective on the date on which it is adopted by the Board of Directors of the Company.  No option granted under this Plan to any Independent Director of the Company shall become exercisable until the Plan is approved by the shareholders, and any option granted before such approval shall be conditioned on and is subject to such approval.

Plan adopted by the Board of Directors on February 16, 2000.

Plan approved by the shareholders on June 22, 2000.

Plan amended by the Board of Directors on October 19, 2000.

Plan amended by the Board of Directors on February13, 2001.